                                                                   Exhibit 10.53

                              TRANSITION AGREEMENT

          This Transition Agreement (the "Agreement") is entered into as of
January 12, 2005 between Dr. Dean J. Yimoyines ("Yimoyines") and OptiCare Health
Systems, Inc. ("OptiCare") (collectively the "Parties").

          WHEREAS, in connection that certain Asset Purchase Agreement (the
"Asset Purchase Agreement"), dated as of January 12, 2005 and effective as of
December 31, 2004, among OptiCare Acquisition Corp. ("OAC"), Wise Optical, LLC and AECC/Pearlman Buying Group, LLC, the Parties have mutually agreed to terminate that certain Employment Agreement, dated August 10, 1999, between
OptiCare and Yimoyines, as amended (the "Employment Agreement").

          NOW, THEREFORE, in consideration of the promises and conditions set forth herein, Yimoyines and OptiCare agree as follows:

          1. Effective as of the date hereof, Yimoyines hereby resigns from any and all of his positions, whether as an officer, director or otherwise, with
OptiCare and each of its subsidiaries and affiliates, including, without limitation, OAC, except that Yimoyines does not resign from his position as a member of the board of directors of OptiCare or from any position with OptiCare
P.C. (the "Professional Corporation"). The Employment Agreement is hereby terminated and each of OptiCare and Yimoyines waives any and all rights in connection with the Employment Agreement except as set forth herein; provided, that, nothing contained herein shall be deemed to supersede or abrogate any rights or obligations of OptiCare or Yimoyines or any of their respective affiliates pursuant to any agreement or arrangement other than the Employment
Agreement. OptiCare shall promptly pay to Yimoyines all compensation accrued as of the date hereof and not yet paid in connection with OptiCare's obligations under the Employment Agreement. OptiCare acknowledges that the termination of the Employment Agreement and the entrance by Yimoyines into an employment agreement with OptiCare P.C. shall have no effect on Yimoyines' current balance or the vesting of same under, or Yimoyines' future participation in, OptiCare's
401(k) plan.

          2. Set forth on Schedule 2(a) are all options to purchase securities of OptiCare presently held by Yimoyines which, immediately prior to the execution of this Agreement, were vested and exercisable (the "Vested Options").
Set forth on Schedule 2(b) are all options to purchase securities of OptiCare presently held by Yimoyines which, immediately prior to the execution of this
Agreement, were not vested (the "Unvested Options" and, together with the Vested
Options, the "Options"). All of the Unvested Options shall continue to vest in accordance with the vesting schedule or schedules, as applicable, to such
Unvested Options as in effect on the date hereof; provided, that all of such
Unvested Options shall immediately vest and become exercisable upon the termination of the PSSA (as defined below). Subject to vesting, all of the
Options are hereby exercisable from the date hereof until the earlier of (a) the ten year anniversary of the date of grant, and (b) second anniversary of a
Separation Event (as defined below). OptiCare will take any and all necessary actions under the applicable plans of the Company or its Affiliates in order to give effect to the provisions of this Section 2. A "Separation Event" shall mean the latest of (i) the termination of that certain Employment Agreement, dated as of even date herewith, between Professional Corporation and Yimoyines

(the "Yimoyines Employment Agreement"), (ii) the termination of the PSSA, and
(iii) Yimonyines ceasing to be a member of the Board (as defined below).

          3. To the extent provided for in OptiCare's certificate of incorporation and bylaws and subject to applicable laws, OptiCare shall indemnify and hold harmless Yimoyines for any and all actions taken by Yimoyines in his capacity as a director, officer or employee of OptiCare or any of its
Affiliates prior to the date hereof. For the purposes of this Agreement,
"Affiliate" shall mean, with respect to any entity, any other entity which controls, is controlled by, or is under common control with, such entity.

          4. In consideration of the mutual covenants set forth herein,
Yimoyines, on behalf of himself, his heirs, successors, current and former agents, representatives, attorneys, assigns, executors, beneficiaries and administrators and on behalf of each entity which is directly or indirectly controlled by Yimoyines (collectively, the "Yimoyines Group"), hereby releases and forever discharges OptiCare and each and all of its current and former parents, divisions, subsidiaries and affiliates and each and all of their predecessors, successors, assigns, officers, managers, directors, attorneys, shareholders, partners, members, employees, representatives and agents
(collectively, the "OptiCare Group"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees) of any nature whatsoever, whether in law or in equity, which Yimoyines now has or ever may have had, from the beginning of the world to and including the date hereof, against the OptiCare Group, including, but not limited to, any and all matters related in any way to
Yimoyines's previous employment with, or separation from, OptiCare, but excluding any and all matters that are (i) the subject of the Asset Purchase
Agreement, or (ii) the subject of the Professional Services and Support
Agreement, dated as of December 1, 1995 (the "Existing PSSA"), by and between
OptiCare Eye Health Centers, Inc. ("Health Centers") and OptiCare P.C.
("Professional Corporation"), as amended by that certain Amendment No. 1 to
Professional Services and Support Agreement, dated as of January 12, 2005, by and between Health Centers and Professional Corporation (the "PSSA Amendment"
and together with the Existing PSSA, the "PSSA") or any of the documents or agreements relating thereto. Nothing contained herein is intended to limit or restrict Yimoyines' ability to enforce his rights under this Agreement.

          5. In consideration of the mutual covenants set forth herein,
OptiCare, on behalf of itself and the OptiCare Group, hereby releases and forever discharges the Yimoyines Group from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees) of any nature whatsoever, whether in law or in equity, which any member of the OptiCare Group now has or ever may have had, from the beginning of the world to and including the date hereof, against the
Yimoyines Group, including, but not limited to, any and all matters related in any way to Yimoyines's previous employment with, or separation from, OptiCare, but excluding any and all matters that are (i) the subject of the Asset Purchase
Agreement, (ii) the subject of the PSSA or any of the documents or agreements relating thereto, (iii) related to Yimoyines commission of fraud, intentional malfeasance or violation of applicable securities laws, or (iv) of the type or nature described in Section 102(b)(7) of the Delaware General Corporation Law or
any successor statute. Nothing

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contained herein is intended to limit or restrict OptiCare's ability to enforce its rights under this Agreement.

          6. Yimoyines expressly acknowledges the nondisclosure provisions contained in Section 12 of the Employment Agreement and agrees that he shall continue to be bound by same. In addition, during his employment with the
Professional Corporation and following (a) the termination of Yimoyines'
employment with the Professional Corporation for any reason (whether pursuant to the Yimoyines' Employment Agreement or otherwise), (b) the termination of the
PSSA by the Professional Corporation other than by reason of OptiCare's default of its obligations under the last sentence of Section 1 of the PSSA Amendment which default is not on account of the Professional Corporation's default under the PSSA, or (c) the termination of the PSSA by Health Centers of the PSSA by reason of the Professional Corporation's default thereunder (any such termination event, a "Termination Event" and if more than one shall occur, the date as of which the last shall occur, the "Termination Date"), Yimoyines covenants that he will not, at any time during the eighteen-month period following the Termination Date (such period to be extended to include any period of violation or period of time required for litigation to enforce this covenant, the "Restricted Period"), engage in the practice of any branch of ophthalmology or ophthalmic surgery, or otherwise provide ophthalmology or optometry services, alone or with others as principal, partner or employee, in any manner or capacity within the State of Connecticut or in that portion of any other state where OptiCare or any member of the OptiCare Group actively conducts business.
Further, during the Restricted Period, Yimoyines shall not, without the prior written consent of OptiCare, render services directly or indirectly to any
Conflicting Organization, except that employment may be accepted with a
Conflicting Organization whose business is diversified and which, as to part of its business, is not a Conflicting Organization; provided, that OptiCare, prior to the acceptance of such employment, shall receive from such Conflicting
Organization and from Yimoyines written assurances satisfactory to OptiCare that
Yimoyines will not render services directly or indirectly in connection with any
Conflicting Product. The term "Conflicting Organization" means any individual or organization who or which is engaged in providing ophthalmology or optometry services or researching, developing or marketing a Conflicting Product, and
"Conflicting Product" means any eyewear or eyecare product, process or service of any individual or organization or the management of an ophthalmic medical practice which competes, or would compete, with a product, process or service of
OptiCare or any member of the OptiCare Group; provided, that, the term
"Conflicting Product" shall exclude (i) the business of operating a "buying group" through which members purchase optical products at discounted prices, and
(ii) the business of supplying contact lenses and other vision care products mainly to eye-care practitioners through mail order, telephone, fax, the internet and a direct and indirect sales force.

          7. Each Party agrees that it and its agents will not publicize or disclose, directly or indirectly, the existence of this Agreement, the terms thereof, or the circumstances giving rise to this Agreement, to anyone other than its attorney, accountant, financial advisor and, in the case of Yimoyines, members of his immediate family, unless required by law or national stock exchange rule or regulation. Each Party further agrees that it will advise any individual to whom the terms, conditions or existence of this Agreement have been disclosed of the confidentiality requirements of this paragraph and that it will use its best efforts to ensure that the confidentiality requirements are complied with in all respects.

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          8. This Agreement constitutes an integrated agreement, containing the entire understanding of the Parties with respect to the matters addressed herein and, except as set forth in this Agreement, no representations, warranties or promises have been made or relied on by the Parties. This Agreement shall prevail over any prior communications between the Parties or their representations relative to matters addressed herein.

          9. Should any part, term, or provision of this Agreement be determined by any tribunal, court or arbitrator to be illegal, invalid, or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and the illegal, invalid, or unenforceable part, term, or provision shall be deemed not to be part of this Agreement. Upon a finding by a Court that a release or waiver of rights as set forth in paragraph 5 or 6 is illegal, void or unenforceable, Yimoyines or OptiCare, as applicable, agrees that he or it will, execute a release or waiver of claims that is legal and enforceable.

          10. The Parties agree that a failure by any party at any time to require performance of any provision of this Agreement shall not waive, affect, diminish, obviate or void in any way that party's full right or ability to require performance of the same, or any other provisions of this Agreement, at any time thereafter.

          11. This Agreement shall be interpreted, enforced and governed under the laws of the state of Connecticut.

          12. The Parties warrant and represent that they have read and understand the foregoing provisions of this Agreement and that they and their respective signatories are fully authorized and competent to execute this
Agreement on their behalves. Yimoyines further warrants and represents that he has not previously assigned or transferred any of claims that are the subject of the release contained herein.

                            [Signature Page Follows]

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          IN WITNESS WHEREOF, the parties have caused this Transition Agreement to be duly executed by their duly authorized signatories as of eight days after the day and year first written above.

                                        OPTICARE HEALTH SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Christopher J. Walls, President

                                        ----------------------------------------
                                        Dr. Dean J. Yimoyines

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